Consent of Independent Registered Public Accounting Firm

Alpharma Inc.
440 Route 22 East
Bridgewater, NJ  08807

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-60495, 333-107873, 333-104253 and 333-104252) and Form S-3 (File Nos. 333-39554, 333-57501, 333-70229, 333-86037, 333-86153, and 333-141305) of Alpharma, Inc. of our reports dated February 27, 2008 relating to the consolidated financial statements, and effectiveness of Alpharma, Inc.'s internal control over financial reporting which appears in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
New York, NY

February 27, 2008